UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 13, 2015
(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27275	04-3432319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Broadway
Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

At the annual meeting of stockholders of Akamai Technologies, Inc. (the “Company” or “Akamai”) held on May 13, 2015 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Akamai Technologies, Inc. 2013 Stock Incentive Plan (as amended, the “2013 Plan”) to increase by 3,000,000 the number of shares available for issuance thereunder; such amendment had previously been adopted by the Company’s Board of Directors subject to stockholder approval.

The following brief description of the 2013 Plan is qualified in its entirety by reference to the complete text of the plan and is incorporated herein by reference. See Exhibit 99.1 to this Current Report on Form 8-K.

The 2013 Plan allows for the issuance of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and cash-based awards. Subject to adjustment in the event of stock splits, stock dividends or similar events, awards may be made under the 2013 Plan for the sum of (i) up to 12,214,905 shares of our common stock and (ii) up to 3,354,505 shares of common stock subject to awards outstanding under existing equity incentive plans that are terminated, canceled, surrendered or forfeited.

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted awards under the 2013 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its majority owned subsidiaries. The 2013 Plan is administered by the Company’s Board of Directors. Under the terms of the 2013 Plan, the Board of Directors may delegate authority under the 2013 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized its Compensation Committee (the “Committee”) to administer certain aspects of the 2013 Plan, including the granting of awards to executive officers. In addition, as permitted by the terms of the 2013 Plan, the Board of Directors has delegated to the Chief Executive Officer of the Company, as a committee of one director, the authority to grant equity awards to non-executive employees in accordance with guidelines established by the Committee.

The Board of Directors or the Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish sub plans or procedures under the 2013 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Item 5.07    Submission of Matters to a Vote of Security Holders

At the Annual Meeting, four items of business were acted upon by stockholders. There were 179,122,420 shares of Akamai’s common stock eligible to vote, and 160,250,563 shares present in person or by proxy at the Annual Meeting.
1.     The following nominees were elected to the Company’s Board of Directors as Class I directors for terms expiring at the 2018 annual meeting of stockholders:

Nominees	For	Against	Abstain	Broker Non-Votes
George Conrades	91,948,432	51,732,104	427,918	16,142,109
Jill Greenthal	94,490,050	49,174,123	444,281	16,142,109
F. Thomson Leighton	106,079,471	37,596,137	432,846	16,142,109

Following the Annual Meeting, (a) Pamela Craig, Paul Sagan and Naomi Seligman, each having terms expiring in 2016, and (b) Monte Ford, Frederic Salerno, Steven Scopellite and Bernardus Verwaayen, each having terms expiring in 2017, continued in office.
2.    A proposal to amend the 2013 Plan to increase by 3,000,000 the number of shares issuable hereunder was approved.

For:	138,743,185
Against:	4,955,867
Abstain:	409,402
Broker Non-Votes:	16,142,109

3.    A non-binding, advisory proposal to approve the compensation of the Company’s named executive officers was approved.

For:	141,979,445
Against:	1,691,592
Abstain:	437,417
Broker Non-Votes:	16,142,109
4. The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015 was ratified.

For:	157,662,635
Against:	2,157,876
Abstain:	430,052
Broker Non-Votes:	0

Item 9.01 Financial Statements and Exhibits

99.1    Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2015	AKAMAI TECHNOLOGIES, INC.
By:	/s/ Melanie Haratunian
Melanie Haratunian, Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended

*Incorporated by reference to the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 15, 2015.